SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


   Filed by the Registrant  |X|
   Filed by a party other than the Registrant  |_|

   Check the appropriate box:
   |_| Preliminary Proxy Statement
   |_| Confidential, for Use of the Commission
       Only (as permitted by Rule 14a-6(e)(2))
   |_| Definitive Proxy Statement
   |X| Definitive Additional Materials
   |_| Soliciting Material Pursuant to ss. 240.14a-12

                          Command Security Corporation
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):
   |X| No fee required.
   |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)   Title of each class of securities to which transaction applies:

       (2)   Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)   Proposed maximum aggregate value of transaction:

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       (5)   Total fee paid:

   |_|  Fee paid previously with preliminary materials.

   |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                          COMMAND SECURITY CORPORATION
                      P.O. Box 340, 1133 Route 55, Suite D,
                          Lagrangeville, New York 12540

                          SUPPLEMENT TO PROXY STATEMENT
                               DATED JULY 29, 2005

Dear Shareholder:

      A Proxy Statement (the "Proxy Statement") related to the Annual Meeting of Shareholders (the "Meeting") of Command Security Corporation (the "Company") is enclosed herewith. Please be aware of two minor corrections to the information contained in the Proxy Statement:

      1. The Board of Directors has changed the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting from the close of business on August 5, 2005 to the close of business on September 6, 2005. All holders of record of shares of the Company's common stock as of the close of business on September 6, 2005 will be entitled to attend and vote at the Annual Meeting.

      2. Proxy Statement will be mailed to the Company's shareholders on or around September 7, 2005.

      We look forward to seeing you at the Annual Meeting.

August 8, 2005
Lagrangeville, New York

                                    By Order of the Board of Directors


                                    /s/ Barry I. Regenstein
                                    ---------------------------------------
                                    Barry I. Regenstein
                                    Executive Vice President, Chief Operating
                                    Officer and Chief Financial Officer